Exhibit 10.10

SHARE OPTION AGREEMENT

SHARE OPTION AGREEMENT (this “Agreement”), entered into as of July 3, 2006 (the “Grant Date”), between Intelsat Holdings, Ltd. (the “Company”), and Joseph R. Wright, Jr. (the “Employee”);

WHEREAS, the Employee has agreed to perform services for the Company or one or more of its Subsidiaries (the “Employer”) pursuant to the employment agreement, dated as of June 28, 2006, between the Company and the Employee (the “Employment Agreement”); and

WHEREAS, pursuant to the Employment Agreement, the Company has agreed to grant the Employee options to acquire pursuant to this Agreement common Shares of par value $0.001 each of the capital of the Company (the “Share Options” and each a “Share Option”);

WHEREAS, each Share Option carries the right to purchase one (1) common share of par value $0.001 each in the capital of the Company (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1.	Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Company’s 2005 Share Incentive Plan (the “Plan”).

2.	Grant. The Employee is hereby granted, effective as of the Grant Date, and subject to the terms and conditions of this Agreement, Share Options to purchase 54,702 Shares pursuant to the Plan, at the exercise price of U.S.$243 per Share. The Employee acknowledges that the Share Options will be subject to the terms and conditions set forth in this Agreement and shall be subject to a risk of forfeiture and restrictions on transferability. Unless earlier terminated pursuant to the terms of this Agreement, the Share Options shall expire on the tenth anniversary of the Grant Date, and the Employee shall thereafter cease to have any rights in respect thereof.

3.	Equity Plan. The Share Options and this Agreement shall be subject to the terms of the Plan, to the extent the terms of such Plan are not inconsistent with the terms of this Agreement. In the event of any inconsistency between the terms of the Plan and the terms of this Agreement, this Agreement shall govern.

4.	Vesting. The Share Options shall vest over twenty-four (24) months, commencing on August 31, 2006 in equal monthly installments on the last day of each calendar month, subject to the Employee’s continued employment on the date of vesting and to Section 6 below.

5.	Method of Exercise.

(a)	The portion of the Share Option as to which the Employee is vested shall be exercisable by delivery to the Company of a written notice stating the number of whole Shares to be purchased pursuant to this Agreement and accompanied by payment in full of the exercise price of the Shares to be purchased. Anything to the contrary herein notwithstanding, the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provision of any law, in which event the Company shall, as soon as practicable, take whatever action it reasonably can so that such Shares of Common Stock may be issued without resulting in such violations of law.

(b)	The exercise price of the Share Option shall be paid: (i) in cash or by certified check or bank draft payable to the order of the Company; (ii) by exchange of unrestricted Shares of the Company already owned by the Employee and having an aggregate Fair Market Value equal to the aggregate exercise price; (iii) if permitted by the Committee, by delivering, along with a properly executed exercise notice to the Company, a copy of irrevocable instructions to a broker to deliver promptly to the Company the aggregate exercise price and, if requested by the Employee, the amount of any applicable federal, state, local or foreign withholding taxes required to be withheld by the Company, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by the Company with a brokerage firm selected by the Company; or (iv) by any other procedure approved by the Committee, or by a combination of the foregoing.

6.	Termination of Employment.

(a)	Termination without Cause or for Good Reason.

(i)	Treatment. In the event of the Employee’s Termination of Employment by the Employer without Cause (as defined in the Employment Agreement) or by the Employee for Good Reason (as defined in the Employment Agreement), subject to the Employee’s continued compliance with any post-termination obligations of the Employee to the Company and its Affiliates (including any obligations pursuant to any employment, severance or termination arrangement), any unvested Share Options shall be forfeited as of the date of such Termination of Employment, and subject to Section 7 hereof, any Share Options vested and exercisable as of the date of such Termination of Employment may be exercised only prior to the earlier of (a) the end of the three (3) year period following such Termination of Employment and (b) the scheduled expiration date of the Share Option; provided, that if the Termination of Employment without Cause or Termination of Employment for Good Reason occurs within the six-month period after a Change in Control, all unvested Share Options shall vest as of the date of termination; provided further, that any outstanding and unexercised Share Options as of the date of a Termination of Employment by the Employer without Cause or by the Employee for Good Reason (whether before or after a Change in Control) shall be subject to Section 4.4(c) of the Employment Agreement.

(ii)	Repurchase Right. In the event of the Employee’s Termination of Employment by the Employer without Cause or by the Employee for Good Reason, subject to Section 7 hereof, any Shares held by the Employee as a result of the exercise of Share Options may be repurchased by the Company pursuant to the provisions of Section 4.4(c) of the Employment Agreement.

(b)	Resignation by the Employee.

(i)	Treatment. In the event of the Employee’s Termination of Employment by voluntary resignation (other than for Good Reason), all unvested Share Options shall be immediately forfeited, and subject to Section 7 hereof, any Share Options vested and exercisable as of the date of such termination may be exercised only prior to the earlier of (a) the end of the one (1) year period following such Termination of Employment and (b) the scheduled expiration date of the Share Option. Any outstanding Share Options shall be subject to Section 4.6 of the Employment Agreement.

(ii)	Repurchase Right. In the event of the Employee’s Termination of Employment by resignation, subject to Section 7 hereof, any Shares held by the Employee as a result of the exercise of Share Options may be repurchased by the Company pursuant to the provisions of Section 4.6 of the Employment Agreement.

(c)	Death and Disability.

(i)	Treatment. In the event of the Employee’s Termination of Employment by reason of the Employee’s death or Disability, subject to Section 7 hereof, any Share Options that are not vested as of the date of death or Disability shall vest as of the date of death or Termination of Employment due to Disability, and may be exercised by the Employee, the Employee’s guardian or legal representative, or the Employee’s estate or by a person who acquired the right to exercise such Share Option by bequest or inheritance or otherwise by reason of the death of the Employee only prior to the earlier of (a) the end of the three (3) year period following such Termination of Employment and (b) the scheduled expiration date of the Share Option; provided, that any outstanding and unexercised Share Options as of the date of such Termination of Employment shall be subject to Section 4.4(c) of the Employment Agreement.

(ii)	Repurchase Right. In event of the Employee’s Termination of Employment by death or Disability, subject to Section 7 hereof, any Shares held by the Employee as a result of the exercise of Share Options may be repurchased by the Company pursuant to the provisions of Section 4.4(c) of the Employment Agreement.

(d)	Termination for Cause.

(i)	Treatment. In the event of the Employee’s Termination of Employment by the Employer for Cause, all Share Options that are outstanding and unexercised as of the date of Termination of Employment shall be forfeited as of the date of termination.

(ii)	Repurchase Right. In the event of the Employee’s Termination of Employment by the Employer for Cause, subject to Section 7 hereof, any Shares held by the Employee as a result of the exercise of Share Options may be repurchased by the Company pursuant to the provisions of Section 4.1 of the Employment Agreement.

(e)	Expiration of Employment Agreement Term.

(i)	Treatment. If the Employee’s employment terminates due to the expiration of the Employment Period (as defined in the Employment Agreement) in accordance with Section 3 of the Employment Agreement, all unvested Share Options shall vest as of the date of termination, and subject to Section 7 hereof, all unexercised Share Options may be exercised prior to the scheduled expiration date of the Share Option;

(ii)	No Repurchase Right. If the Employee’s employment terminates due to the expiration of the Employment Period (as defined in the Employment Agreement) in accordance with Section 3 of the Employment Agreement, the Company shall not have the right to repurchase or cancel any Share Options or Shares held by the Employee as a result of the exercise of Share Options.

7.	Non-transferability; Other Restrictions. In order to receive any Shares pursuant to the exercise of Share Options hereunder, the Employee must be or become party to the Shareholders Agreement and must execute and deliver to the Company the proxy attached hereto as Exhibit A of this Agreement. The Share Options are not transferable by the Employee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and the Share Options may be exercised, during the lifetime of the Employee, only by the Employee or by the Employee’s guardian or legal representative or any transferee described above. The exercise of the Share Options shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject to the Share Options upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the Employee with respect to the disposition of Shares is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

8.	Rights as a Shareholder. Prior to the exercise of the Share Options and the entry in the Register of Shareholders of the Employee in respect of the Shares issued pursuant to the Share Options, Employee shall have no rights as a Shareholder with respect to any Shares covered by such outstanding Share Options. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution of other rights for which the record date is prior to the date such Shares are issued, except as provided in the Plan.

9.	Adjustment. In the event of any Corporate Transaction, the Committee or Board shall adjust the Share Options pursuant to Section 2.1(c)(B) of the Employment Agreement.

10.	Taxes. No later than the date of exercise of the Share Options, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to the amount received upon such exercise, provided, that the Company may require the deduction of any such taxes from any payment otherwise due to the Employee, including any amounts required by law to be withheld upon the exercise of such Share Options.

11.	Notices. Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, attention: General Counsel, or to the Employee at the address then on record with the Company, as the case may be, and sent via U.S. certified or registered mail, postage prepaid, return receipt requested, or via Federal Express or a similar overnight courier service. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices. Notice and communications shall be effective when actually received by the addressee, as evidenced by the return receipt or delivery receipt of the courier service, or in any other manner agreed to by both the Company and the Employee.

12.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda without regard to its conflict of laws principles.

13.	Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Employee and his or her personal representatives and assigns.

14.	Amendment. In addition to any right of the Committee to amend or modify the terms of the Share Options as set forth in the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

15.

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Share Options granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.	Miscellaneous.

(a)	The Company shall not be required (i) to transfer on its books any Shares which shall have been sold, transferred, or issued in violation of any of the provisions set forth in this Agreement, the Plan or the Shareholders Agreement or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares have been so transferred.

(b)	This Agreement shall not be construed so as to grant the Employee any right to remain in the employ of the Company or any Subsidiary.

(c)	The invalidity or enforceability of any provision in this Agreement shall not affect the validity and enforceability of any other provision in this Agreement.

(d)	This Agreement may be executed in counterparts, which together shall constitute one and the same original.

(e)	This Agreement and the Plan (and, if applicable, the Employee’s employment agreement with the Company or any of its Subsidiaries) set forth the entire understanding and agreement of the Employee and the Company (or any Subsidiary) with respect to the Share Options, and supersede any and all other understandings, commitments, letters, term sheets, negotiations or agreements of or between the Employee and the Company (or any Employer) relating to the Share Options, other than the provisions of the Employment Agreement referenced herein. In the event of a conflict between the provisions of this Agreement and the Plan, this Agreement shall control. In the event of a conflict between the provisions of this Agreement and the Employment Agreement, the Employment Agreement shall control, provided that if there is a conflict between Section 6(e) of this Agreement and the Employment Agreement, Section 6(e) of this Agreement shall control.

(f)	The headings and paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Employee has hereunto set his hand, all as of the day and year first set forth above.

INTELSAT HOLDINGS, LTD.

/s/ Phillip L. Spector
Name: Phillip L. Spector
Title: Executive Vice President & General Counsel

ACCEPTED:

The undersigned hereby acknowledges having read this Share Option Agreement and, having had the opportunity to consult with legal and tax advisors, hereby agrees to be bound by all provisions set forth herein.

/s/ Joseph R. Wright
Employee

Exhibit A

Intelsat Holdings, Ltd.

Shareholder’s Proxy

By this irrevocable proxy, the undersigned, JOSEPH R. WRIGHT (the “Grantor”) as the holder of Shares in Intelsat Holdings, Ltd. (the “Company”) HEREBY APPOINT(S) Andrew Africk, failing whom, R. Allen Haight, failing whom, James Perry and failing whom Andrew Sillitoe, and each of them to be the agent and standing proxy of the undersigned to represent the undersigned and to vote on behalf of the undersigned at any General Meeting of the Company and at any adjournment thereof and, on behalf of the undersigned, to consent to short notice of any such meeting, and, on behalf of the undersigned to execute any resolutions being written resolutions in lieu of any general meeting of the Company.

Dated the [     ] day of                     ,         .

/s/ Joseph R. Wright
[Name of Shareholder]

Signed by the above named Shareholder in the presence of:

Witness Signature:	/s/ Helen Fletcher

Witness Name (Print):	HELEN FLETCHER

Witness Address (Print):	49 Eagle St #3 Brooklyn, NY 11222